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                          [DAVIS & COMPANY LETTERHEAD]
                                                                     EXHIBIT 5.1



July 28, 1999


Pivotal Corporation
300 - 224 West Esplanade
North Vancouver, B.C.  V7M 3M6

Ladies and Gentlemen:

Re: Registration Statement on Form F-1 of Pivotal Corporation ("Pivotal" or the "Company")
________________________________________________________________________________

         We have acted as Canadian counsel to the Company in connection with the authorization and issuance by Pivotal of up to 3,500,000 common shares of the Company together with an additional 525,000 common shares, if and to the extent the underwriters exercise an over-allotment option granted by the Company (together, "Shares"), and the preparation and filing of a registration statement on Form F-1 ("Registration Statement") under the Securities Act of 1933, as amended ("Securities Act"), which the Company is filing with the Securities and Exchange Commission with respect to the Shares.

         We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion. We have assumed, with your permission and without independent investigation, (i) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or facsimile copies, and the authenticity of the originals of such copies, (ii) the accuracy of the factual representations made to us by officers and other representatives of the Company, whether evidenced by certificates or otherwise, (iii) the identity and capacity of all individuals acting or purporting to act as public officials, and (iv) that all actions contemplated by the Registration Statement have been and will be carried out only in the manner described therein.

         Based upon the foregoing, we are of the opinion that upon the happening of the following events:


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                                DAVIS & COMPANY


         (a) the filing of the Registration Statement and any amendments thereto and the Registration Statement becoming effective; and

         (b) the sale of the Shares and the receipt by the Company of an amount equal to the full consideration for the Shares as contemplated by the Registration Statement; and

         (c) the due issuance by the Company and registration by its registrar of the Shares;

the Shares will be duly authorized, validly issued, fully paid and non-assessable.

         In rendering this opinion we express no opinion as to the laws of any jurisdiction other than the laws of the Province of British Columbia and the federal laws of Canada applicable therein. This opinion is provided exclusively for your benefit and may not be relied on by any other person without our express written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus made part of the Registration Statement under the heading "Legal Matters". In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act. This Consent may be incorporated by reference in any amendment to the Registration Statement filed pursuant to Rule 462(b) of Regulation C under the Securities Act.

Yours truly,

/s/ DAVIS & COMPANY

DAVIS & COMPANY